Press Release	Source: Next, Inc.

Next Inc. Announces Year End 2006 Conference Call

CHATTANOOGA, TENN.--(BUSINESS WIRE) – January 30, 2007 --Next Inc. (OTCBB:NXTI - News) an emerging leader in the licensed sportswear industry today announced that it will release its 2006 year end results after the market close on Friday, February 2, 2007.

The company will hold a conference call to discuss year end results Monday, February 5th, at 11:00 AM Eastern time. The dial in number for the call is toll number 719-457-2643. The call is also being webcast and can be accessed by going to http://www.shareholder.com/nxti/medialist.cfm. A replay of the webcast will be available for approximately two weeks.

About Next Inc. http://www.nextinc.net

Next, Inc. is a creative and innovative sales and marketing organization that designs, develops, markets, and distributes licensed imprinted sportswear primarily through major college and university, motor sports and other major key licensing agreements and the Company's own proprietary designs. Next is one of the dominant companies in the highly fragmented licensed products and imprinted sportswear industries.

The company has expanded its distribution to include e-commerce through which a significant amount of the Company's most popular licensed products is marketed. The most significant are, www.campustraditionsusa.com, www.rpmsportsusa.com, www.americanbiker.com and www.americanwildlifeusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which contains a safe harbor for forward-looking statements.  The Company relies on this safe harbor in making such disclosures.  The statements are based on management’s current beliefs and assumptions about expectations, estimates, strategies and projections.  These statements are not guarantees of future performance or results and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements

Contact:

     Next, Inc., Chattanooga

     Jason Assad, 423-296-8213 Ext. 113

     jassad@nxt-inc.com